EXHIBIT 5(A)

                          Investment Advisory Agreement
                          -----------------------------

                         (Dividend Achievers Portfolio)

                             ASSIGNMENT AND CONSENT

     THIS ASSIGNMENT AND CONSENT ("Assignment") is made as of this 31st day of January, 1996 by and among PRINCIPAL PRESERVATION PORTFOLIOS, INC. ("Principal Preservation"), a Maryland corporation which is a series, open-end, management investment company registered under the Investment Company Act of 1940, B.C. ZIEGLER AND COMPANY ("B.C. Ziegler"), a registered investment adviser which presently serves as the investment adviser to Principal Preservation, and ZIEGLER ASSET MANAGEMENT, INC. ("ZAMI"), a registered investment adviser which presently serves as the sub-adviser of Principal Preservation.


                                    RECITALS

     WHEREAS, B.C. Ziegler and ZAMI are each wholly-owned subsidiaries of The Ziegler Companies, Inc.;

     WHEREAS, B.C. Ziegler presently serves as investment adviser to Principal Preservation's Tax-Exempt Portfolio, Insured Tax-Exempt Portfolio, Government Portfolio, S&P 100 Plus Portfolio, Balanced Portfolio, Wisconsin Tax-Exempt Portfolio and Select Value Portfolio pursuant to the terms of a May 1, 1989 Investment Advisory Agreement by and between Principal Preservation and B.C. Ziegler, and also presently serves as investment adviser to Principal Preservation's Dividend Achievers Portfolio pursuant to the terms of a December 15, 1986 Investment Advisory Agreement by and between Principal Preservation and B.C. Ziegler, (together "the Investment Advisory Agreements");

     WHEREAS, pursuant to the terms of a Sub-Advisory Agreement, dated May 1, 1992, by and among Principal Preservation, B.C. Ziegler and ZAMI (the "Sub-Advisory Agreement"), ZAMI presently serves as sub-adviser to Principal Preservation's Tax-Exempt Portfolio, Insured Tax-Exempt Portfolio, Government Portfolio, Dividend Achievers Portfolio, Balanced Portfolio and Wisconsin Tax-Exempt Portfolio;

     WHEREAS, in connection with a restructuring and realignment, The Ziegler Companies, Inc. desires to house all of its investment advisory services within ZAMI, and therefore desires to transfer and assign the Investment Advisory Agreements from B.C. Ziegler to ZAMI without otherwise affecting any of the terms and conditions pursuant to which, or the manner in which, investment advisory services presently are provided to Principal Preservation;

     WHEREAS, in order to effect this realignment, it is necessary for B.C. Ziegler to assign to ZAMI each of the Investment Advisory Agreements, and for ZAMI to agree to assume and perform all of B.C. Ziegler's duties and obligations under the Investment Advisory Agreement;

     WHEREAS, upon such assignment and assumption, the Sub-Advisory Agreement will become superfluous and of no utility, and therefore should be terminated;

     WHEREAS, all of the parties hereto agree and consent to the assignment of the Investment Advisory Agreements and to the related termination of the Sub-Advisory Agreement, subject to the terms and conditions of this Assignment;

                                    AGREEMENT


     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties hereto, the parties hereto agree as follows:

     1. ASSIGNMENT OF INVESTMENT ADVISORY AGREEMENTS. Effective at the close of business on January 31, 1996, B.C. Ziegler hereby assigns, conveys, and transfers all of its rights, duties and obligations under the Investment Advisory Agreements, and ZAMI agrees to become bound by the terms and conditions of each of the Investment Advisory Agreements and to assume, discharge, perform and become liable for the performance of all of B.C. Ziegler's duties and obligations under such Investment Advisory Agreements. Principal Preservation hereby consents to such assignment and assumption. Accordingly, from and after the close of business on January 31, 1996, the Investment Advisory Agreements shall continue in full force and effect with all duties and obligations of B.C. Ziegler thereunder being deemed duties and obligations of ZAMI as though Principal Preservation had executed such Investment Advisory Agreements with ZAMI, and all rights of B.C. Ziegler under such Investment Advisory Agreements shall be deemed rights of ZAMI enforceable by ZAMI. In short, ZAMI shall become the principal investment adviser to each of Principal Preservation's Tax-Exempt, Insured Tax-Exempt, Government, S&P 100 Plus, Dividend Achievers, Balanced, Select Value and Wisconsin Tax-Exempt Portfolios under the terms of the Investment Advisory Agreements, and each and every reference to B.C. Ziegler in the Investment Advisory Agreements shall be deemed instead a reference to ZAMI.

     2. EFFECT OF ASSIGNMENTS. The parties acknowledge and intend that, because (among other factors) B.C. Ziegler and ZAMI are under the common control of The Ziegler Companies, Inc., this Assignment and Consent does not result in an "assignment" (as that term is defined in the Investment Company Act of 1940) of the Investment Advisory Agreements which would bring about their automatic termination.

     3. TERMINATION OF SUB-ADVISORY AGREEMENT. From and after the close of business on January 31, 1996, the parties hereto agree that the Sub-Advisory Agreement shall be terminated and of no further force and effect. Notwithstanding such termination, each party to the Sub-Advisory Agreement shall be responsible to the other parties thereto for performance of its obligations thereunder up to and through the effective time of such termination.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be executed on its behalf by its duly authorized officer as of the date and year written above.

                                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                   By:  /s/ R. D. Ziegler
                                        --------------------------------------
                                        R. D. Ziegler, President

                                   B.C. ZIEGLER AND COMPANY


                                   By:  /s/ Peter D. Ziegler
                                        --------------------------------------
                                        Peter D. Ziegler, President

                                   ZIEGLER ASSET MANAGEMENT, INC.


                                   By:  /s/ Geoff Maclay
                                        --------------------------------------
                                        Geoff Maclay, President and CEO


                          INVESTMENT ADVISORY AGREEMENT

                                      AMONG

                     PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                            B. C. ZIEGLER AND COMPANY

                                       AND

                         M&I INVESTMENT MANAGEMENT CORP.


     INVESTMENT ADVISORY AGREEMENT, made as of the 15th day of December, 1986, by and between Principal Preservation Portfolios, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Fund"), B. C. Ziegler and Company, a corporation organized and existing under the laws of the State of Wisconsin (the "Advisor"), and M&l Investment Management Corp., a wholly-owned subsidiary of the Marshall & Ilsley Corporation, organized and existing under the laws of the State of Wisconsin ("M&I") (collectively, M&l and the Advisor are referred to as the Advisors).

                               W I T N E S S E T H

     WHEREAS, the Fund is engaged in business as an open-end management investment company and is registered as such under the federal Investment Company Act of 1940, as amended (the "Act") and its shares of common stock are registered under the federal Securities Act of 1933, as amended (the "'33 Act"); and

     WHEREAS, the Advisors are engaged in the business of rendering investment supervisory services and are registered as investment advisors under the federal Investment Advisors Act of 1940, as amended; and

     WHEREAS, the Fund is authorized to issue shares in separate classes (the "Series") with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund desires the Advisors to render investment supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth with respect to the Fund's investment activities relating to assets of the Fund allocated to the Series of its common stock identified on Schedule A attached hereto, as modified from time to time by the mutual consent of the parties hereto (the "Schedule A Portfolios");

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   DUTIES AND RESPONSIBILITIES OF ADVISOR.

     A. Investment Advisory Services. The Advisors shall act as investment advisor with respect to, and shall supervise and direct the investments of the Fund relating to Fund assets allocated to any of the Schedule A Portfolios in accordance with each such Portfolio's investment objectives, program and restrictions as provided in the Fund's Prospectus, as amended from time to time, and such other limitations as the Fund may impose by notice in writing to the Advisors. The Advisor shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with its investment objective.
 As to Fund activities which constitute Hedging Activities as defined in the Prospectus and to manage the Fund's investments, the Advisor may rely on advice and services of M&I. In furtherance of this duty, the Advisors, as agent and attorney-in-fact with respect to the Fund, are authorized, in their discretion and without prior consultation with the Fund, to:

          (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets, including any and all securities described in the Fund's then current Prospectus and all hedging instruments described therein;

          (ii) borrow on behalf of and in the name of the Fund, but only for the purposes and to the extent described in the Fund's then current Prospectus; and

          (iii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as the Advisors may select.

     B. Financial, Accounting, and Administrative Services. The Advisor shall maintain the corporate existence and corporate records of the Fund; maintain the registrations and qualifications of Fund shares under Federal and state law; monitor the financial, accounting, and administrative functions of the Fund; maintain liaison with the various agents employed by the Fund (including the Fund's transfer agent, custodian, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Fund.

     C. Reports to Fund. The Advisor shall furnish to or place at the disposal of the Fund such information, reports, evaluations, analyses and opinions as the Fund may, at any time or from time to time, reasonably request or as the Advisor may deem helpful to the Fund.

     D. Reports and Other Communications to Fund Shareholders. The Advisor shall assist the Fund in developing all general shareholder communications, including regular shareholder reports.

     E. Fund Personnel. The Advisors agree to permit individuals who are officers or employees of either to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of the Fund, without remuneration from or other cost to the Fund.

     F. Personnel, Office Space, and Facilities of Advisor. The Advisors at their own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as they require in the performance of its investment advisory and other obligations under this Agreement.

     2.   ALLOCATION OF EXPENSES.

     A.   Expenses Paid by Advisors.

          (1) Salaries and Fees of Officers. The Advisors shall pay all salaries, expenses, and fees of the officers and directors of the Fund who are affiliated with the Advisors.

          (2) Assumption of Fund Expenses by Advisors. The payment or assumption by the Advisors of any expense of the Fund that the Advisors are not required by this Agreement to pay or assume shall not obligate the Advisors to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

     B. Expenses Paid by Fund. The Fund shall bear all expenses of its organization, operations, and business not specifically assumed or agreed to be paid by the Advisors as provided in this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay:

          (1) Custody and Accounting Services. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the Fund's cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any;

          (2) Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including all charges of the Fund's transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents, if any;

          (3) Shareholder Communications. All expenses of preparing, setting in type, printing, and distributing reports and other communications to shareholders;

          (4) Shareholder Meetings. All expenses incidental to holding meetings of Fund shareholders, including the printing of notices and proxy material, and proxy solicitation therefor;

          (5) Prospectuses. All expenses of preparing, setting in type, and printing of annual or more frequent revisions of the Fund's Prospectus and of mailing them to shareholders;

          (6) Pricing. All expenses of computing the Fund's net asset value per share for each Series offered, including the cost of any equipment or services used for obtaining price quotations;

          (7) Communication Equipment. All charges for equipment or services used for communication between the Advisor or the Fund and the custodian, transfer agent or any other agent selected by the Fund;

          (8) Legal and Accounting Fees and Expenses. All charges for services and expenses of the Fund's legal counsel and independent auditors;

          (9) Directors' Fees and Expenses. All compensation of directors, other than those affiliated with the Advisors, and all expenses incurred in connection with their service;

          (10) Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Fund under the Act and the registration of the Fund's shares under the '33 Act, including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any registration statement and prospectus under the '33 Act or the Act, and any amendments or supplements that may be made from time to time;

          (11) State Registration Fees. All fees and expenses of qualifying and maintaining qualification of the Fund and of the Fund's shares for sale under securities laws of various states or jurisdictions, and of registra-tion and qualification of the Fund under all other laws applicable to the Fund or its business activities;

          (12) Issue and Redemption of Fund Shares. All expenses incurred in connection with the issue, redemption, and transfer of Fund shares, including the expense of confirming all share transactions, and of preparing and transmitting the Fund's stock certificates;

          (13) Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or deemed advisable by the Fund's Board of Directors.

          (14) Brokerage Commissions. All brokers' commissions and other charges incident to the purchase, sale, or lending of the Fund's portfolio securities;

          (15) Taxes. All taxes or governmental fees payable by or with respect of the Fund to Federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

          (16) Trade Association Fees. All fees, dues, and other expenses incurred in connection with the Fund's membership in any trade association or other investment organization; and

          (17) Nonrecurring and Extraordinary Expenses. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, directors, and agents.

     3. ADVISORY FEES. The Fund shall pay the Advisor a fee computed as described below, based on the value of the net assets of the Fund. Fifty percent remaining after the payment of expenses incurred by the Advisor on behalf of the Fund of such fee shall be paid to M&I.

     A. Fee Rate. The fee shall be payable in monthly installments, based on average daily net assets of each of the Schedule A Portfolios as follows: at the rate of .75% of the first $250 million of each such Portfolio's average daily net assets, reducing .05% on each $250 million thereafter, down to .65% on assets over $500 million.

     B. Method of Computation. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Advisor (which shall thereupon make required payments to M&I) on the first business day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in subparagraph (a) of this Paragraph 3, and multiplying this product by the net assets of the appropriate Schedule A Portfolio as determined in accordance with the Fund's Prospectus as of the close of business on the previous business day on which the Fund was open for business.

     C. Expense Limitation. To the extent that the aggregate expenses of every character incurred by a Schedule A Portfolio in any fiscal year, including but not limited to fees of the Advisor computed as hereinabove set forth, but excluding interest, taxes, brokerage, and other expenditures which are capitalized in accordance with generally accepted accounting principles and extraordinary expenses, shall exceed the limit ("State Expense Limit") prescribed by any state in which that Portfolio's shares are qualified for sale, such excess amount shall be the liability of the Advisor and M&l (in equal proportions) to pay in the manner specified below. To determine the Advisors' liability for the expenses of a Schedule A Portfolio, the expenses of the Portfolio shall be annualized monthly as of the last day of the month. If the annualized expenses for any month exceed the State Expense Limit, the payment of the advisory fee for such month (if there be any) shall be reduced by such excess ("Excess Amount") and in the event the Excess Amount exceeds the amount due as the advisory fee, the Advisors shall remit to the Fund the difference between the Excess Amount and the amount due as the advisory fee; provided, however, that an adjustment shall be made on or before the last day of the first month of the next succeeding fiscal year if the aggregate expenses for the fiscal year do not exceed the State Expense Limit.

     D. Proration of Fee. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     4.   BROKERAGE.

          Subject to the approval of the Board of Directors of the Fund, the Advisors, in carrying out their duties under Paragraph 1.A, may cause the Fund to pay a broker-dealer which furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the "'34 Act") a higher commission than that which might be charged by another broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor or M&I with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the '34 Act). The Fund may allocate brokerage transactions through the Advisor or its affiliates on the terms and subject to the conditions described in the Fund's most recent Prospectus.

     5.   ADVISORS' USE OF THE SERVICES OF OTHERS.

          The Advisors may (at their cost except as contemplated by Paragraph 4 of this Agreement) employ, retain or otherwise avail themselves of the services or facilities of other persons or organizations for the purpose of providing either of them or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as they may deem necessary, appropriate or convenient for the discharge of their obligations hereunder or otherwise helpful to the Fund, or in the discharge of their overall responsibilities with respect to the other accounts which they serve as investment advisor.

     6.   OWNERSHIP OF RECORDS.

          All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Advisor on behalf of the Fund are the property of the Fund and will be surrendered by the Advisor promptly on request by the Fund.

     7.   REPORTS TO ADVISOR.

          The Fund shall furnish or otherwise make available to the Advisor such prospectuses, financial statements, proxy statements, reports, and other information relating to the business and affairs of the Fund as the Advisor may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

     8.   SERVICES TO OTHER CLIENTS.

          Nothing herein contained shall limit the freedom of the Advisors or any affiliated person of either to render investment supervisory and corporate administrative services to other investment companies, to act as investment advisor or investment counselor to other persons, firms or corporations, or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect or until the Advisor shall otherwise consent, the Advisor shall be an investment advisor to the Fund with respect to each Series offered by the Fund.

     9.   LIMITATION OF LIABILITY OF ADVISOR AND M&I.

          Neither the Advisor, M&I, nor any of their officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Fund (at the direction or request of the Advisor or M&I) or the Advisor or M&I in connection with the Advisor's or M&I's discharge of their obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or their duties on behalf of the Fund or from reckless disregard by the Advisors or any such person of the duties of the Advisors under this Agreement. The Advisor agrees to indemnify and hold M&l harmless from any loss, damage or liability incurred as a result of any act or omission of the Advisor, and M&l agrees to indemnify and hold the Advisor harmless from any loss, damage or liability incurred as a result of any act or omission of the M&I.


     10.  TERM OF AGREEMENT.

     The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall be submitted for approval by shareholders of each of the Schedule A Portfolios at the first meeting of shareholders of the Fund occurring after the effective date of Post-Effective Amendment No. 3 to the Fund's registration statement. The Agreement, if approved at that meeting by a majority of the shares of each of the Schedule A Portfolios, will continue in effect from year to year as it pertains to each such Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as: (a) such continuation shall be specifically approved at least annually by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of each such Portfolio and, concurrently with such approval by the Board of Directors or prior to such approval by the holders of the outstanding voting securities of each such Portfolio, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party; and (b) the Advisors shall not have notified the Fund, in writing, at least 60 days prior to December 31, 1986 or prior to December 31 of any year thereafter, that it does not desire such continuation. The Advisors shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     11.  AMENDMENT AND ASSIGNMENT OF AGREEMENT.

     This Agreement may not be amended or assigned either as it pertains generally to all of the Schedule A Portfolios or as it pertains to a particular Schedule A Portfolio without the affirmative vote of a majority of the outstanding voting securities of each Schedule A Portfolio affected by such amendment, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     12.  TERMINATION OF AGREEMENT.

     This Agreement may be terminated by any party hereto either as it pertains generally to all of the Schedule A Portfolios or as it pertains to a particular Schedule A Portfolio, without the payment of any penalty, upon 60 days' prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of each Schedule A Portfolio affected by such termination.

     13.  MISCELLANEOUS.

     A. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     B. Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

     C. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used in Paragraphs 2, 8, 10, 11, and 12 hereof, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Attest:                                   PRINCIPAL PRESERVATION PORTFOLIOS,
                                          INC.

                                          By:
------------------------------------         ---------------------------------
William D. Gehl, Secretary                     R. D. Ziegler, President


Attest:                                   B. C. ZIEGLER AND COMPANY

                                          By:
------------------------------------         ---------------------------------
Alice M. Braeger, Secretary                    R. D. Ziegler, President


Attest:                                   M&I INVESTMENT MANAGEMENT CORP.


                                          By:
------------------------------------         ---------------------------------

Title:                                    Title:
      ------------------------                  ------------------------

                                   SCHEDULE A


     The investment advisory services to be provided under this Investment Advisory Agreement by and between the undersigned parties shall pertain to the Fund's investment activities relating to the assets allocated to the following Series of the Fund's shares.

                        1.  DIVIDEND ACHIEVERS PORTFOLIO


Attest:                                   PRINCIPAL  PRESERVATION
                                          PORTFOLIOS,  INC.

------------------------------------
William D. Gehl, Secretary                By:
                                             ---------------------------
                                               R. D. Ziegler, President
Date:
     -------------------------------


Attest:
                                          B. C. ZIEGLER AND COMPANY
------------------------------------
Alice M. Braeger, Secretary               By:
                                             ---------------------------
                                               R. D. Ziegler, President
Date:
     -------------------------------

Attest:
                                          M&I INVESTMENT MANAGEMENT CORP.
------------------------------------
                                          By:
                                             ---------------------------
Title:
      ------------------------------
                                          Title:
                                                ------------------------
Date:
     -------------------------------